Exhibit 10.49

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.

MERRIMAN HOLDINGS, INC.

SECURED PROMISSORY NOTE

$ April 7, 2011

San Francisco, California

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, MERRIMAN HOLDINGS, INC., a Delaware corporation (“Issuer”), hereby promises to pay to the order of  _____________, an individual (together with his permitted successors and assigns, “Holder”), the principal sum of ____________ THOUSAND DOLLARS (U.S. $______________) on the Maturity Date, together with interest as provided herein.

1.             Maturity Date.  This Note shall be due and payable in full, on April 7, 2014 (the “Maturity Date”).

2.             Interest.  From and after the date hereof, all outstanding principal of this Note will bear interest on the outstanding principal balance of Ten Percent (10.0%) per annum, payable quarterly in arrears. Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) under this Note, all outstanding principal of this Note shall bear interest at the rate of 15% per annum. All accrued but unpaid interest on this Note shall be payable on the Maturity Date or on such earlier date as this Note shall be prepaid.

3.           Additional Consideration.  As additional consideration to Holder, and a material inducement to Holder to loan funds to the Issuer pursuant to this Note, Issuer agrees to pay to the Holder warrants in the form attached hereto as Exhibit A (the “Warrants”).  The number of Warrants shall be equal to 86 warrants per thousand dollars principal amount of this Note.  The Warrants shall be issued promptly following the date hereof.

4.           Warrant Shares.  Issuer hereby represents and warrants that the shares issuable upon exercise of the Warrants (the “Warrant Shares”) will be duly authorized, validly issued, fully paid and non-assessable upon issuance.  The Warrant Shares will not be registered under the Securities Act of 1933, as amended, and will carry legends restricting resale.

5.           Cash Prepayment. At any time prior to repayment of this Note, the Issuer may elect to repay all or a portion of the outstanding principal and any accrued interest on this Note in cash without notice of prepayment.

6.           Early Repayment Option.  Beginning on the date which is One (1) year from the date hereof, if there is an equity financing of the Issuer resulting in gross proceeds of at least $15,000,000 in new money, Holder shall have the option to put 50% of Notes originally purchased back to Company, for an amount equal to the principal plus accrued but unpaid interest, on 30 days written notice.

7.           No Rights as a Shareholder.  This Note, as such, shall not entitle Holder to any rights as a stockholder of Issuer.

8.           Security.  As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the obligations under this Note and in order to induce the Holder to cause the loan evidenced by this Note to be made, the Issuer hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Holder, and hereby grants to the Holder, a security interest in and right of setoff against all of such Issuer’s right, title and interest in, to all of the capital stock of Merriman Capital Inc., a California corporation, which Issuer owns, whether now or hereafter existing or acquired, together with all proceeds, rents, profits and returns of and from any of the foregoing.  Issuer hereby consents to the filing of a UCC-1 Financing Statement with the California Secretary of State perfecting this security interest.

9.         Transfer.  Purchaser may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws.

10.           Events of Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of and upon written notice to Issuer (which declaration and notice shall not be required in the case of an Event of Default under Section 9(a), 9(c) or 9(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable.  Subject to the provisions hereof, Holder shall have all rights and may exercise any remedies available to it under law, successively or concurrently.  The occurrence of any one or more of the following shall constitute an Event of Default:

(a)           Issuer fails to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and any such payment described in (i) or (ii) above shall not have been made within five (5) business days of the date due;

(b)           Issuer fails to perform any covenant under this Note in a timely manner after Issuer's receipt of Holder's written notice to Issuer of such failure;

(c)           Issuer (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(d)       Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Issuer or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Issuer or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect are commenced and an order for relief entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

11.          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Issuer, to: Merriman Holdings, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Chief Financial Officer, telecopier: (415) 415-248-5690, (ii) if to the Holder to: the address and telecopier number on file with Issuer, as may be updated at Holder’s written request from time to time.

12.          Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and federal courts located in San Francisco, California. The parties and the individuals executing this Note and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed by an authorized signatory as of the date first written above.

MERRIMAN HOLDINGS, INC.

By:
Name:
Title:

Exhibit A

Form of Warrant